UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2017

Analog Devices, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	1-7819	04-2348234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Way, Norwood, MA	02062
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 329-4700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

ANALOG DEVICES RECOMMENDS SHAREHOLDERS REJECT “MINI TENDER” OFFER BY TRC CAPITAL CORPORATION

Analog Devices, Inc. (“Analog Devices”) has received notice of an unsolicited mini-tender offer by TRC Capital Corporation (“TRC Capital”) to purchase up to 2,000,000 shares of Analog Devices’ common stock at a price of $74.25 per share in cash. The offering price is 4.35% below the closing price per share of Analog Devices’ common stock on April 21, 2017, the last trading day before the offer was commenced. The offer is for approximately 0.55% of the outstanding shares of Analog Devices’ common stock.

Analog Devices does not endorse TRC Capital’s unsolicited mini-tender offer and recommends that shareholders do not tender their shares in response to TRC Capital’s offer. Analog Devices is not affiliated or associated with TRC Capital, its mini-tender offer or the mini-tender offer documentation.

Mini-tender offers are not subject to many of the disclosure and procedural requirements of the U.S. Securities and Exchange Commission (“SEC”) that apply to offerings for more than 5 percent of a company’s shares outstanding. As a result, mini-tender offers do not provide investors with the same level of protections afforded to larger tender offers.

The SEC has cautioned investors that some bidders making mini-tender offers at below-market prices are “hoping that they will catch investors off guard if the investors do not compare the offer price to the current market price.” The SEC’s guidance to investors on mini-tender offers is available at www.sec.gov/investor/pubs/minitend.htm.

Shareholders should obtain current market quotations for their shares, consult with their broker or financial advisor and exercise caution with respect to TRC Capital’s offer. Analog Devices recommends that shareholders who have not responded to TRC Capital’s offer take no action. Shareholders who have already tendered their shares may withdraw them at any time prior to the expiration of the offer, in accordance with TRC Capital’s mini-tender offer documents. The offer is currently scheduled to expire at 12:01 a.m., New York City time, on May 23, 2017, but TRC Capital may extend the offering period at its discretion.

Analog Devices encourages brokers and dealers, as well as other market participants, to review the SEC’s letter regarding broker-dealer mini-tender offer dissemination and disclosure at www.sec.gov/divisions/marketreg/minitenders/sia072401.htm.

Analog Devices requests that a copy of this announcement be included with all distributions of materials relating to TRC Capital’s mini-tender offer related to shares of common stock of Analog Devices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2017	ANALOG DEVICES, INC.

	By:	/s/ Margaret K. Seif
Margaret K. Seif Senior Vice President, Chief Legal Officer and Secretary